Exhibit 4.13(b)

Schedule of Omitted Supplemental Indentures to Supplemental Indentures relating to the Company’s Senior Secured Notes

The supplemental indentures referenced below are substantially identical in all material respects to the Supplemental Indenture, dated as of March 31, 2020 and filed as Exhibit 4.13(a) to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”), to the indenture, dated as of August 1, 2011 (the “Base Indenture”) and filed as Exhibit 4.24 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), as supplemented by the Sixth Supplemental Indenture dated as of October 23, 2012 and filed as Exhibit 4.28(a) to the Company’s Annual Report, except as to the indenture being supplemented. These supplemental indentures are not being filed as an exhibit to the Quarterly Report in reliance on Instruction 2 to Item 601 of Regulation S-K.

5.00% Senior Secured Notes due 2024 (Eighth Supplemental Indenture)

Supplemental indenture, dated as of March 31, 2020, to the Base Indenture as supplemented by the Eighth Supplemental Indenture dated as of March 17, 2014 and filed as Exhibit 4.34 to the Annual Report, entered into among Delaware Trust Company, as trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

5.25% Senior Secured Notes due 2025 (Tenth Supplemental Indenture)

Supplemental indenture, dated as of March 31, 2020, to the Base Indenture as supplemented by the Tenth Supplemental Indenture dated as of October 17, 2014 and filed as Exhibit 4.37 to the Annual Report, entered into among Delaware Trust Company, as trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

5.25% Senior Secured Notes due 2026 (Fifteenth Supplemental Indenture)

Supplemental indenture, dated as of March 31, 2020, to the Base Indenture as supplemented by the Fifteenth Supplemental Indenture dated as of March 15, 2016 and filed as Exhibit 4.46 to the Annual Report, entered into among Delaware Trust Company, as trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4.50% Senior Secured Notes due 2027 (Sixteenth Supplemental Indenture)

Supplemental indenture, dated as of March 31, 2020, to the Base Indenture as supplemented by the Sixteenth Supplemental Indenture dated as of August 15, 2016 and filed as Exhibit 4.49 to the Annual Report, entered into among Delaware Trust Company, as trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

5.50% Senior Secured Notes due 2047 (Eighteenth Supplemental Indenture)

Supplemental indenture, dated as of March 31, 2020, to the Base Indenture as supplemented by the Eighteenth Supplemental Indenture dated as of June 22, 2017 and filed as Exhibit 4.53 to the Annual Report, entered into among Delaware Trust Company, as trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4 1/8% Senior Secured Notes due 2023 (Twenty-Third Supplemental Indenture)

Supplemental indenture, dated as of March 31, 2020, to the Base Indenture as supplemented by the Twenty-Third Supplemental Indenture dated as of June 12, 2019 and filed as Exhibit 4.63 to the Annual Report, entered into among Delaware Trust Company, as trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

5 1/8% Senior Secured Notes due 2039 (Twenty-Fourth Supplemental Indenture)

Supplemental indenture, dated as of March 31, 2020, to the Base Indenture as supplemented by the Twenty-Fourth Supplemental Indenture dated as of June 12, 2019 and filed as Exhibit 4.64 to the Annual Report, entered into among Delaware Trust Company, as trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

5 1/4% Senior Secured Notes due 2049 (Twenty-Fifth Supplemental Indenture)

Supplemental indenture, dated as of March 31, 2020, to the Base Indenture as supplemented by the Twenty-Fifth Supplemental Indenture dated as of June 12, 2019 and filed as Exhibit 4.65 to the Annual Report, entered into among Delaware Trust Company, as trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.